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                                                                    EXHIBIT 16.1



June 21, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Gentlemen and Ladies:

We have read the statements made by United Pan-Europe Communications N.V. ("UPC"), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of UPC's Form 8-K report dated June 21, 2002. We agree with the statements concerning our firm in such Form 8-K.

Very truly yours,

/s/  ARTHUR ANDERSEN